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                                                                    Exhibit 10.6

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of this 15th day of September, 1996, by and between NUMATICS, INCORPORATED, a Michigan corporation with its principal offices at 1450 North Milford Road, Highland, Michigan 48031 (the "Company"), and DAVID M. TENNISWOOD, an individual residing at 1080 Pilgrim, Birmingham, Michigan 48009 ("Employee").


                              W I T N E S E T H :


     WHEREAS, the Company desires to employ Employee, and wishes to have available and to be assured of his services on the terms and conditions hereinafter set forth; and

     WHEREAS, Employee wishes to be employed by the Company and to provide his services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Company would be severely injured if the Employee should directly or indirectly, for himself or in the service of others, engage in certain activities in competition with the Company and the Company desires certain covenants to protect its reasonable competitive business interests;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


     1. Employment. The Company hereby agrees to employ Employee as the Vice-President in charge of the Company's European operations and Employee hereby agrees to serve the Company in such capacity during the term of the Agreement. Employee shall have the duties, responsibilities and authority commensurate with and normally attending such position, as well as such additional powers and administrative duties as may be reasonably designated from time to time by the President of the Company and shall report to the President of the Company.

     2. Extent and Place of Services. Employee shall, subject to the reasonable vacation periods compatible with his position, periods of illness and the like, devote his full time and attention to his duties hereunder. Employee shall perform his duties
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hereunder at such a place or places as the President shall reasonably request from time to time; provided, however, Employee shall not be required to perform any services under this Agreement which will necessitate moving his residence from the metropolitan area of Birmingham, Michigan.

     3.   Term of Employment/Compensation.

          (a) Term. The term of Employee's employment hereunder shall be effective from the date hereof, and shall continue until the second anniversary of the date hereof, except that (i) upon the second anniversary of this Agreement and upon each succeeding anniversary thereof, such term shall be deemed automatically extended for one additional year unless on or prior to a date sixty (60) days immediately preceding such anniversary either Employee or the Board of Directors of the Company determines not to extend such term; and (ii) such term is subject to the termination provisions contained in the Agreement.

          (b) Salary. During the term of this Agreement, Employee will receive as compensation for his services a salary equal to an annualized salary of Two Hundred Thousand ($200,000) payable monthly, or as the Company normally pays, subject to normal federal, state and local tax withholding. Employee's performance will be reviewed by the Board of Directors of the Company at least annually and Employee's salary may be increased in the discretion of the Board to reflect Employee's contribution to the Company.

          (c) Discretionary Bonus. Employee shall receive additional discretionary bonus compensation at times and in amounts commensurate with, and on the same basis as, other executive officers of the Company. To the extent awarded, such consideration shall be in addition to the salary specified in Section 3(b).

          (d) Stock Purchase. As an inducement to Employee to accept employment pursuant to this Agreement, and as an additional incentive to Employee, John H. Welker will transfer _____ shares of Class A Common Stock of the Company to Employee for the purchase price of ______________________ in accordance with the terms of the Stock Purchase Agreement attached hereto as Exhibit A. Employee will execute and provide a promissory note to the Company in the form attached hereto as Exhibit B for repayment of any and all amounts loaned to Employee by the Company for the purchase of such stock.

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          (e)  Business Expenses.  Upon proper substantiation and documentation
     (for all items over $25.00) by Employee, the Company shall reimburse Employee promptly and not less frequently than once each month for all reasonable travel, lodging, food, entertainment and other related business expenses incurred by him in the performance of his duties hereunder pursuant to the Company's normal and customary policy.

          (f) Benefits. During the term of this Agreement, Employee shall be eligible to participate in any and all medical and dental plans, wage continuation, profit-sharing, pension and other similar plans or fringe benefits of the Company, as the same may be amended from time to time, on the same basis as other executive officers of the Company. During the term of this Agreement, the Company will purchase or lease for the use of Employee an automobile and apartment as agreed between the Company and Employee.

          (g) Salary and Benefit Continuation in the Event of Disability. In the event of any disability, illness or incapacity during the term hereof which does not constitute "permanent disability" as defined in Section 4(c) of this Agreement, Employee shall receive the salary and benefits, including short-term and long-term disability benefits, commensurate with and on the same basis as other executive officers of the Company.

          4.   Termination of Employment.  Notwithstanding the provisions of
Section 3 of this Agreement, Employee's employment hereunder and all salary and benefits referred to in paragraph 3, unless otherwise expressly provided herein shall terminate on the earliest of the following dates:

          (a) The date of the death of Employee, provided that payments of Employee's regular salary in effect in the year of his death as provided in paragraph 3(b) shall continue to be paid twice a month for sixty (60) days after Employee's death;

          (b) Not less than thirty (30) days after the date on which the Company shall have given Employee notice of the termination of his employment by reason of failure to perform his duties hereunder due to permanent disability; provided, however, the Company shall only be allowed to exercise this termination option if the Company shall have obtained and shall have kept in full force and effect a disability insurance policy which will pay Employee the greater of fifty percent (50%) of his then current salary or $15,000.00 per month until his normal retirement date or until the disability or incapacity shall cease, whichever shall occur earlier. The term "permanent disability" for purposes of this Agreement

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     shall mean that Employee is substantially incapable, as established on the basis of a written medical opinion from a physician acceptable to Employee, of performing the duties required of him under this Agreement because of physical or mental impairment for a continuous period of ninety (90) days; or

          (c) Sixty (60) days after the date on which the Company shall have given Employee written notice of the termination of his employment for any reason (including, without limitation, permanent disability with respect to which the insurance referred to in paragraph 4(b) is not maintained) other than "for cause" as defined below. If Employee's employment shall be terminated pursuant to this Section 4(c), Employee's regular salary (less the proceeds of disability insurance payable, if any, to Employee) for the year in which Employee is terminated, as provided in paragraph 3(b) shall be paid for ninety days (payable monthly) beginning on the effective date of the Employee's termination of employment.

          (d) The date on which the Company shall have given Employee a written notice of termination, terminating his employment for cause. The term "cause" as used in this Agreement shall mean: (1) Employee's conviction of a felony; (2) the willful and gross neglect by Employee of his duties; or
     (3) serious misconduct involving dishonesty in the course of employment. In the event that a member of the Board of Directors of the Company believes that "cause" for Employee's termination exists, such Board member shall give a written statement of such belief to Employee, the Company and all other members of the Board. A reasonable determination of whether "cause" for termination exists shall then be made by the Board of Directors (excluding Employee) after reasonable notice of not less than ten (10) days to Employee and an opportunity for Employee to be heard by the Board of Directors. Except as provided hereafter, if following the hearing the Board of Directors determines that cause exists, it may then send a written notice of termination to Employee. In the event cause is based solely on an item falling under clause (2) above, Company agrees that after its hearing, Employee shall be given written notice of the event or activity warranting termination hereunder for cause and shall be given thirty (30) days after the Board of Directors' determination that cause exists to cure any such event or cease any such activity delineated in the notice. If the grounds for cause has not then been ceased or cured, the Board may then send a written notice of termination to Employee. In the event of any such cure or cessation, the Company shall no longer be able to terminate Employee on the basis that such event or activity constituted cause.

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          (e)  The date of Employee's voluntary resignation or retirement.

     5. Conventions and Meetings. Employee shall be entitled to attend, at Company's expense, such conventions, seminars and similar business meetings which, in his reasonable judgment, he deems necessary or desirable in connection with the performance of his duties for the Company.

     6.   Prohibition on Competitive Activities.

          (a) Except as provided in Section 6(b) hereof, Employee shall not, during his employment with the Company and for a period of one (1) year from the date of Employee's voluntary resignation of his employment with the Company, either directly or indirectly, in any capacity, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the Fluid Power Products Business, or any other business in which the Company shall be engaged at any time within two years prior to Employee's termination date, within any country, territory or jurisdiction. For purposes of this Agreement, "Fluid Power Products Business" shall mean the manufacture, marketing and distribution of air valves, actuators, air preparation equipment, filters, lubricators, regulators and other fluid power products (as they pertain to compressed air systems) to customers, including original equipment manufacturers and end users. Employee agrees that the restrictions contained in this Agreement are reasonable and appropriate to protect the reasonable competitive business interests of the Company.

          (b) Notwithstanding anything herein stated, Section 6(a) of this Agreement shall not prohibit Employee from owning, with respect to any corporation, not more than 1% of any class of its securities listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          (c) Employee acknowledges and understands that a breach by him of paragraph 6(a) of this Agreement may cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Employee therefore agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of the provisions in paragraph 6(a) of this Agreement, and reasonable attorneys' fees in enforcing such provisions.

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     7.   Confidential Information.

          (a) Except by written permission from the Company, Employee shall not disclose, use or publish or allow any other person to disclose, use or publish any Confidential Information of the Company or any subsidiary of the Company of which Employee becomes informed during, or within five years after termination of, his employment, whether or not generated by Employee, except as required by his duties to the Company. The term Confidential Information for purposes of this Agreement shall mean any information of the Company or any subsidiary of the Company or customers of any of the foregoing, including any formula, pattern, compilation, program, device, method, technique or process that derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. Information does not lose its confidential status merely because it was known by a limited number of persons or entities or because it was not entirely the origin of the Company or any subsidiary of the Company.

          (b) Upon termination of this employment with the Company, Employee agrees to deliver to the Company all materials that include Confidential Information, including all copies thereof, and all other materials which are under his control and which relate to the Fluid Power Products Business or to any other aspect of the business of the Company or any subsidiary of the Company, including any product, apparatus, or process owned, manufactured, used, developed, or investigated by the Company or any subsidiary of the Company during the course of his employment. Employee agrees and understands that the same and all information contained therein shall be at all times the property of the Company. Further, upon termination of his employment with the Company, Employee agrees to make available to any person designated by the Company all information concerning pending or preceding transactions that may affect the operation of the Company or any subsidiary of the Company about which Employee has knowledge. The obligations of Employee contained in this paragraph are in addition to the obligation of Employee to return to the Company, upon the termination of his employment, all property of the Company then in Employee's possession.

     8. Assignment of Inventions. Employee shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks and copyrightable matter conceived or made by him during his employment and related to the Fluid Power Products Business or any other aspect of the business of the Company, and Employee hereby assigns all of his interest therein, including the good will of the

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business symbolized by any trademarks, to the Company. Employee further agrees to execute any applications, assignments and other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration in the United States or any foreign country or to otherwise protect the Company's interests therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any subsidiary of the Company was used and which was developed entirely on the Employee's own time, and which does not relate (1) to the Fluid Power Products Business or to any other aspect of the business of the Company or any subsidiary of the Company, or
(2) to the actual or anticipated research or development of the Company or any subsidiary of the Company.

     9. Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Michigan other than the choice of law rules thereof.

     10. Entire Agreement/Binding Effect. This instrument contains the entire understanding and agreement between the parties relating to the subject matter hereof and supersedes any prior employment agreement between the parties, whether written or oral. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, and in the case of Employee, Employee's heirs and/or personal representatives.

     11. Assignment. The Employee shall not assign any of his obligations under this Agreement.

     12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall together constitute a single Agreement.

     13. Provisions Severable. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     14. Construction. Whenever possible, each provision of this Agreement shall be interpreted so that is valid under applicable law. If any provision of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid, and the remainder of this Agreement also

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will continue to be valid.  If any restriction contained in this Agreement is found to be too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be construed or re-written so as to be enforceable to the maximum extent permitted by law.

     15. Headings. The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

     16. Notices. Any notice required or permitted to be given under the provisions of this Agreement shall be deemed properly given if in writing and delivered personally or if mailed certified or registered mail, return receipt requested, sufficient postage prepaid, to the following persons at the following addresses, or to such other person or other address as either party may designate by notice in writing to the other party to this Agreement:

          (a)  To Employee:

               David M. Tenniswood
               1080 Pilgrim
               Birmingham, Michigan  48009

          (b)  To the Company:

               Numatics, Incorporated
               1450 North Milford Road
               Highland, Michigan  48031

               Attention: President


     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                        NUMATICS, INCORPORATED


                                        By:  /s/ JOHN H. WELKER
                                            ------------------------------------
                                            Its: PRESIDENT


                                            /s/ DAVID M. TENNISWOOD
                                            ------------------------------------
                                            David M. Tenniswood


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